Air T, Inc. Announces Departure of Brian Ochocki, Chief Financial Officer Minneapolis, MN, August 7, 2024 -- Air T, Inc. (NASDAQ: AIRT) today announced that its Chief Financial Officer, Brian Ochocki, is departing the Company on or about September 3, 2024. Mr. Ochocki commented, “I made this difficult decision with mixed feelings. Until recently, I had intended to remain with Air T for the remainder of my career. However, I have been given the opportunity to become the CFO of a local company that I have long admired in an industry that I enjoy. It has been a privilege to work with the strong, dedicated team at Air T. I am proud of what we have accomplished together and am confident that the company is well-positioned for continued success.” Nick Swenson, Chairman and CEO of the Company stated, "Brian has been a fantastic contributor to Air T’s growth and success. I am personally sad to see him go. We would like to extend our sincere gratitude to Brian for his contributions to Air T over the last 5 years. He has played a crucial role in guiding the Company through the difficult pandemic years, building out the accounting and finance functions, and completing several financing and M&A transactions. Brian is a great CFO. We wish him all the best in his new endeavor." The Company has initiated a search for a successor who will build on this strong foundation. In the interim, Tracy Kennedy, Chief Accounting Officer, will oversee the financial operations of the Company. Ms. Kennedy has earned increasing levels of responsibility over her six years at Air T. NOTE REGARDING STAKEHOLDER QUESTIONS If you have questions related to this release or other Air T matters, please use our interactive Q&A capability, through Slido.com, accessible from our website, to submit your questions. We intend to keep that link open and available for shareholder questions. Questions submitted through Slido will be answered "live" and in writing at our Annual Meeting, and via a written response on a quarterly basis. Note that legal and pragmatic requirements restrict us from answering every question posted, yet we intend to address all reasonable and relevant questions with a written answer. ABOUT AIR T, INC. Established in 1980, Air T Inc. is a portfolio of powerful businesses and financial assets, each of which is independent yet interrelated. Its core segments are overnight air cargo, ground equipment sales, commercial jet engines and parts, and corporate and other. We seek to expand, strengthen and diversify Air T's after-tax cash flow per share. Our goal is to build Air T's core businesses, and when appropriate, to expand into adjacent and other industries. We seek to activate growth and overcome challenges while delivering meaningful value for all stakeholders. For more information, visit www.airt.net. FORWARD-LOOKING STATEMENTS Certain statements in this Report, including those contained in "Overview," are "forward- looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company's financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements include those preceded by, followed by or that include the words "believes", "pending", "future", "expects," "anticipates," "estimates," "depends" or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements, because of, among other things, potential risks and uncertainties, such as: • An inability to finance our operations through bank or other financing or through the sale or issuance of debt or equity securities; • Economic and industry conditions in the Company's markets; • The risk that contracts with FedEx Corporation ("FedEx") could be terminated or adversely modified; • The risk that the number of aircraft operated for FedEx will be reduced; • The risk that GGS customers will defer or reduce significant orders for deicing equipment; • The impact of any terrorist activities or armed conflict on United States soil or abroad; • The Company's ability to manage its cost structure for operating expenses, or unanticipated capital requirements, and match them to shifting customer service requirements and production volume levels; • The Company's ability to meet debt service covenants and to refinance existing debt obligations; • The risk of injury or other damage arising from accidents involving the Company's overnight air cargo operations, equipment or parts sold and/or services provided; • Market acceptance of the Company's commercial and military equipment and services;

• Competition from other providers of similar equipment and services; • Changes in government regulation and technology; • Changes in the value of marketable securities held as investments; • Mild winter weather conditions reducing the demand for deicing equipment; • Market acceptance and operational success of the Company's relatively new aircraft asset management business and related aircraft capital joint venture; and • Despite our current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt, which could further exacerbate the risks associated with our substantial leverage. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. CONTACT Air T, Inc. Nick Swenson, CEO nswenson@airt.net